                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                       Home Products International, Inc.
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                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                       HOME PRODUCTS INTERNATIONAL, INC.
                             4501 WEST 47TH STREET
                            CHICAGO, ILLINOIS 60632

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 20, 1998

To the Stockholders of Home Products International, Inc.

     The Annual Meeting of Stockholders of Home Products International, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 20, 1998 at 10:00 a.m., local time, at The Standard Club, 320 South Plymouth Court, Chicago, IL 60604 for the following purposes, as more fully described in the accompanying Proxy Statement.

     1. To elect eight (8) directors for a term of one year, or, if Proposal Number 2 is adopted by the stockholders, for staggered terms of one to three years, or until their successors are elected and qualified.

     2. To approve an amendment to the Company's Certificate of Incorporation to provide for a staggered Board of Directors.

     3. To approve the Executive Incentive Plan.

     4. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

     Stockholders of record of the Company's Common Stock at the close of business on March 25, 1998, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, also as more fully described in the Proxy Statement.

     All stockholders are cordially invited to attend the meeting. Those who cannot attend are urged to sign, date and otherwise complete the enclosed proxy and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

                                          For the Board of Directors,

                                          James R. Tennant

                                          James R. Tennant
                                          Chairman of the Board

Chicago, Illinois
April 13, 1998

                       HOME PRODUCTS INTERNATIONAL, INC.
                             4501 WEST 47TH STREET
                            CHICAGO, ILLINOIS 60632

                               ------------------

                                PROXY STATEMENT

                               ------------------

                        APPROXIMATE DATE PROXY MATERIAL
                          FIRST SENT TO STOCKHOLDERS:
                                 APRIL 13, 1998

                               ------------------

     The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Home Products International, Inc., a Delaware corporation (the "Company" or "HPI"), to be held on Wednesday, May 20, 1998, and any adjournments thereof (the "Meeting"), for the purposes stated in the attached Notice of Annual Meeting of Stockholders.

                              GENERAL INFORMATION

SOLICITATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, such proxy is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. Solicitation will be made by mail, and may also be made by telephone or facsimile by directors, officers and regular employees of the Company, but these persons will not be separately compensated for such solicitation services. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy solicitation material to beneficial owners of the Company's Common Stock.

AUTHORITY CONFERRED BY PROXIES

     The shares represented by proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted: (1) FOR the election of all nominee directors specified herein; (2) FOR the approval of the amendment to the Company's Certificate of Incorporation to provide for staggered three year terms for members of the Board of Directors (the "Staggered Board Amendment"); and (3) FOR the approval of the Executive Incentive Plan. As to the other matters, if any, to be voted upon at the Meeting, the persons designated as proxies in the accompanying form of proxy will take such action as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors and one is a director and executive officer of the Company and the other is an executive officer of the Company.

REVOCABILITY OF PROXIES

     Execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by: (i) a later dated proxy, duly executed and delivered or presented at the Meeting; (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting; or (iii) attendance at the Meeting and voting in person.

VOTING SECURITIES AND RECORD DATE

     The Company's voting securities consist of one class of Common Stock, par value $0.01 per share (the "Common Stock"), and one class of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The Company had 7,943,680 issued and outstanding shares of Common Stock and no shares of Preferred Stock issued and outstanding as of the close of business on March 25, 1998 (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Representation at the Meeting by the holders of one-third of the shares of Common Stock outstanding on the Record Date, either in person or by proxy, will constitute a quorum.

     Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention and a broker non-vote will have the same effect as a vote "against" the proposal. The affirmative vote by the holders of a majority of the shares issued and outstanding as of the Record Date will be required to approve the Staggered Board Amendment. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) will be required to approve the Executive Incentive Plan. For the election of directors, the eight nominees who receive the most votes will be elected.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of March 25, 1998 (as of December 31, 1997 with respect to Warburg Pincus Asset Management, Inc.; SAFECO Asset Management Co.; Putnum Investments, Inc.; Putnum Investment Management, Inc.; The Putnum Advisory Company, Inc.; Marsh & McLennan Companies, Inc.; T. Rowe Price Associates, Inc.; and T. Rowe Price Small Cap Value Fund, Inc.) with respect to the beneficial ownership of the Company's issued and outstanding Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all of the directors and executive officers of the Company as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") which generally attribute beneficial ownership of securities to persons which possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage ownership calculations are based upon 7,943,680 shares of Common Stock outstanding.

                    NAME AND ADDRESS OF                          NUMBER OF SHARES     PERCENT
                      BENEFICIAL OWNER                          BENEFICIALLY OWNED    OF CLASS
                    -------------------                         ------------------    --------
Chase Venture Capital Associates, L.P.(1)...................        1,289,760           16.2%
Warburg Pincus Asset Management, Inc.(2)....................          868,500           10.9
SAFECO Asset Management Company(3)..........................          489,200            6.2
Putnum Investments, Inc.; Putnum Investment Management,
  Inc.;
  The Putnum Advisory Company, Inc.; and Marsh &
  McLennan Companies, Inc.(4)...............................          438,000            5.5
T. Rowe Price Associates, Inc., and T. Rowe Price Small Cap
  Value Fund, Inc(5)........................................          427,500            5.4
Jeffrey C. Rubenstein(6)....................................          568,858            7.2
James R. Tennant(7).........................................          389,300            4.9
Charles R. Campbell.........................................            6,000              *
Daniel B. Shure.............................................            6,400              *
Marshall Ragir(8)...........................................          231,093            2.9
Joel D. Spungin.............................................            7,500              *
Stephen P. Murray(9)........................................        1,289,760           16.2
Joseph Gantz................................................            8,000              *
Stephen R. Brian............................................            7,200              *
James E. Winslow(10)........................................           31,397              *
All directors and executive officers as a group (10
  persons)(11)..............................................        2,314,515           29.1%

-------------------------
  *  Less than 1%.

 (1) According to information provided by Chase Venture Capital Associates, L.P. ("CVCA"), CVCA is a California limited partnership and its general partner is Chase Capital Partners ("CCP"), a New York general partnership. The shares being reported include 319,599 shares of Common Stock which, as of March 25, 1998, were held in escrow pursuant to an escrow agreement entered into in connection with the Company's December 30, 1997 acquisition of Seymour Sales Corporation ("Seymour") (CVCA was the majority shareholder of Seymour prior to acquisition by the Company). The escrow was created to provide the Company with means to secure certain indemnification obligations pursuant to the Seymour acquisition agreement. The shares may be transferred by the escrow agent to the Company to satisfy certain indemnification claims. The escrow will terminate on December 30, 1998, and based upon the number of shares of the Company's Common Stock remaining in the escrow, CVCA may receive no shares, a currently undeterminable number of the 319,599 shares, or all of the 319,599 shares. CVCA and CCP's address is 380 Madison Avenue, New York, NY 10017.

 (2) According to information contained in a report on Schedule 13G/A dated January 12, 1998, filed by Warburg Pincus Asset Management, Inc. ("Warburg"), Warburg serves as investment adviser to numerous accounts. The shares being reported in Schedule 13G/A are owned by Warburg's accounts. Warburg and the various accounts to which they are advisers have sole power to vote 361,100 shares of Common Stock (which represent 4.5% of the shares outstanding); have shared power to vote 463,400 shares of Common Stock (which represent 5.8% of the shares outstanding); and have sole power to dispose of 868,500 shares of Common Stock (which represent 10.9% of the shares outstanding). For purposes of the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act"), Warburg is deemed to be beneficial owner of such shares; however, Warburg expressly disclaims that it is, in fact, the beneficial owner of such shares. Warburg's address is 466 Lexington Avenue, New York, NY 10017.

 (3) According to information contained in a report on Schedule 13G/A dated February 10, 1998, filed by SAFECO Asset Management Company ("SAMC"), a wholly owned subsidiary of SAFECO Corporation ("SAFECO"), SAMC beneficially owns 489,200 shares of Common Stock (which represent 6.2% of the shares outstanding) as a result of acting as an investment adviser for registered investment companies. SAFECO and the various accounts to which they are advisers have shared power to vote and sole power to dispose of 489,200 shares of Common Stock (which represent 6.2% of the shares outstanding). Such shares include 293,200 shares beneficially owned by SAFECO Common Stock Trust (which represents 3.7% of the shares outstanding). For purposes of the 1934 Act, SAMC and SAFECO are deemed to be beneficial owners of such shares; however, SAMC and SAFECO expressly disclaim that, they are in fact, the beneficial owners of such shares. SAMC's address is 601 Union Street, Suite 2500, Seattle, WA 98101 and SAFECO's address is SAFECO Plaza, Seattle, WA 98185.

 (4) According to information contained in a report on Schedule 13G dated January 16, 1998, filed by Putnum Investments, Inc. ("PI"), the shares being reported are beneficially owned by Putnum Investment Management, Inc. ("PIM") and the Putnum Advisory Company, Inc. ("PAC"), each a registered investment adviser subsidiary of PI. PI is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. ("M&M"). PI and PAC share voting power with respect to 286,600 shares of Common Stock (which represent 3.6% of the shares outstanding) and PIM and PI share investment power with respect to 133,100 shares of Common Stock (which represent 1.7% of the shares outstanding) and PI and PAC share investment power with respect to 304,900 shares (which represent 3.8% of the shares outstanding). For purposes of the 1934 Act, PI, PIM, PAC and M&M are deemed to be beneficial owners of such shares; however, PI, PIM, PAC and M&M expressly disclaim that they are, in fact, the beneficial owners of such shares. The address for PI, PIM, and PAC is One Post Office Square, Boston, MA 02109 and the address for M&M is 1166 Avenue of the Americas, New York, NY 10036.

 (5) According to information contained in a report on Schedule 13G/A dated February 12, 1998, and correspondence to the Company from T. Rowe Price Associates, Inc. ("Price Associates"), the shares of Common Stock being reported are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. ("Price Fund") (which owned 402,500 shares and represents 5.1% of the shares outstanding), which Price Associates serves as an investment adviser.

     Price Associates has sole voting power with respect to 25,000 shares and sole investment power with respect to 427,500 shares, (which represent 5.4% of the shares outstanding). Price Fund has sole voting power with respect to 402,500 shares and does not have investment power with respect to any shares. For purposes of the reporting requirements of the 1934 Act, Price Associates and Price Fund are deemed to be beneficial owners of such shares; however, Price Associates and Price Fund expressly disclaim that they are, in fact, the beneficial owners of such shares. The address for Price Associates and Price Fund is 100 East Pratt Street, Baltimore, MD 21202.

 (6) Jeffrey C. Rubenstein is the executor of the Norma L. Ragir Estate and in such capacity exercises voting and investment power with respect to the shares of Common Stock beneficially owned by the Norma L. Ragir Estate (248,251 shares). Mr. Rubenstein is a director of the Meyer and Norma Ragir Foundation (the "Ragir Foundation") and in such capacity exercises shared voting and investment power with respect to the shares of Common Stock beneficially owned by the Ragir Foundation (164,000 shares). Mr. Rubenstein is co-trustee of five separate Ragir trusts and, in such capacities exercises shared voting and investment power with respect to the shares of Common Stock beneficially owned by the five separate Ragir trusts. The five Ragir trusts, and the respective number of shares held by each is as follows: MJR/NLR Gift Trust -- Judith Ragir Separate Trust (15,189 shares); MJR/NLR Gift Trust -- Robert Ragir Separate Trust (13,985 shares); MJR/NLR Gift Trust -- Marshall Ragir Separate Trust (15,190 shares) (collectively, the "Ragir Gift Trusts"); Meyer J. Ragir Family Irrevocable Trust -- Judith Ragir Separate Trust (24,750 shares); and the Meyer J. Ragir Family Irrevocable Trust -- Marshall Ragir Separate Trust (66,993 shares) (collectively, the "Ragir Family Trusts"). All five Ragir trusts are collectively referred to herein as the "Ragir Trusts". None of the Ragir Trusts individually owns more than 1% of the Common Stock of the Company. The shares of Common Stock beneficially owned by the Norma L. Ragir Estate, the Ragir Foundation and the Ragir Trusts are deemed to be beneficially owned by Mr. Rubenstein pursuant to the 1934 Act. Mr. Rubenstein, as executor of the Norma L. Ragir Estate and a director of the Ragir Foundation and co-trustee of the Ragir Trusts, exercises either sole or shared voting and investment power with respect to 548,358 shares of Common Stock (which represent 6.9% of the outstanding shares). Mr. Rubenstein expressly disclaims that he is, in fact, the beneficial owner of such shares. The address for Mr. Rubenstein is 200 North LaSalle Street, Suite 2100, Chicago, IL 60601.

 (7) Includes 371,668 shares of Common Stock subject to stock options exercisable within 60 days of March 25, 1998.

 (8) Includes 164,000 shares of Common Stock beneficially owned by the Ragir Foundation with respect to which Mr. Ragir, in his capacity as a director, exercises shared voting and investment power. These shares are deemed to be beneficially owned by Mr. Ragir pursuant to the 1934 Act. Mr. Ragir expressly disclaims that he is, in fact, the beneficial owner of such shares. The number of shares reported in the table also includes 66,993 shares of Common Stock beneficially owned by the Meyer J. Ragir Family Irrevocable Trust -- Marshall Ragir Separate Trust with respect to which Mr. Ragir, in his capacity as a co-trustee, exercises shared voting and investment power. The number of shares reported in the table does not include 15,190 shares of Common Stock beneficially owned by the MJR/NLR Gift Trust -- Marshall Ragir Separate Trust with respect to which Mr. Ragir does not exercise sole or shared voting or investment power.

 (9) Mr. Murray is a general partner of Chase Capital Partners, which is the general partner of CVCA, and in such capacity exercises shared voting and investment power with respect to the shares beneficially owned by CVCA (1,289,760 shares which represent 16.2% of the shares outstanding). These shares are deemed to be beneficially owned by Mr. Murray pursuant to the 1934 Act. Mr. Murray expressly disclaims that he, is in fact, the beneficial owner of such shares.

(10) Includes 20,035 shares of Common Stock subject to stock options exercisable within 60 days of March 25, 1998.

(11) Includes 391,703 shares of Common Stock subject to stock options exercisable within 60 days of March 25, 1998.

PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The By-Laws of the Company currently provide that the Board of Directors shall consist of eight directors to be elected at the annual meeting of stockholders to hold office until the next annual meeting or until their successors are elected and qualified. The proxies solicited by and on behalf of the Board of Directors will be voted FOR the election of the eight nominees listed below, unless authority to do so is withheld as provided in the proxy. All nominees other than Joseph Gantz and Stephen P. Murray, have served as directors since the last annual meeting. Mr. Gantz and Mr. Murray were appointed to the Board of Directors in January, 1998. The proxies cannot be voted for a greater number of persons than the number of nominees named. If for any reason one or more of the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), the persons named as proxies will vote for another candidate or candidates nominated by the Board of Directors, and discretionary authority to cast such votes is included in the proxy. The nominees receiving the highest number of votes of shares of Common Stock, up to the number of directors to be elected, shall be elected.

     Proposal No. 2 as contained in this Proxy Statement would amend the Company's Certificate of Incorporation to provide for staggered three (3) year terms for members of the Board of Directors. If the Staggered Board Amendment is approved by stockholders, the Directors who are elected shall fill the terms as designated below:

Class I Directors:        Joseph Gantz, Marshall Ragir, and Daniel B. Shure;
Class II Directors:       Joel D. Spungin and James R. Tennant; and
                          Charles R. Campbell, Stephen P. Murray, and Jeffrey C.
Class III Directors:      Rubenstein.

     Class I Directors' terms would expire at the 1999 annual meeting of stockholders; Class II Directors' terms would expire at the 2000 annual meeting of stockholders; and Class III Directors' terms would expire at the 2001 annual meeting of stockholders. In the event that the Staggered Board Amendment is not approved, the terms of each of the elected directors will expire at the next annual meeting of stockholders or when their successors are elected and qualified.

NOMINEES FOR DIRECTORS

     Information regarding the Board's nominees for election as directors is set forth below.

     Charles R. Campbell, age 58, has been a Director of the Company since September, 1994. Since 1996 Mr. Campbell has been a principal with the Everest Group, a management consulting firm. From 1995 to 1996, Mr. Campbell was President of C. R. Campbell & Associates, a management consulting firm. From 1985 to 1995, Mr. Campbell was Senior Vice President, Chief Financial and Administrative Officer of Federal Signal Corporation, a diversified manufacturer of capital goods. From 1982 to 1985, he was Vice President and Chief Financial Officer of the Masonite Corporation, a manufacturer of building products. Mr. Campbell is a member of the Audit Committee.

     Joseph Gantz, age 50, was appointed to the Board of Directors in January, 1998 in connection with the Company's acquisition of Seymour Sales Corporation on December 30, 1997. Mr. Gantz joined Seymour Housewares, Inc., as Chairman of the Board in 1996. From 1994 to 1996, Mr. Gantz was President and General Manager of Rubbermaid Cleaning & Maintenance Products ("RCMP"), a manufacturer and marketer of brooms, brushes and mops. RCMP, formerly, Empire Brushes, Inc., was a $1 billion division of Rubbermaid. From 1974 to 1994, Mr. Gantz held various positions at Empire Brushes, Inc., a manufacturer and marketer of brooms, brushes and mops, with his final position being President. Mr. Gantz is a member of the Nominating Committee.

     Stephen P. Murray, was appointed to the Board of Directors in January, 1998 in connection with the Company's acquisition of Seymour Sales Corporation on December 30, 1997. Mr. Murray is a general partner of Chase Capital Partners. Prior to joining Chase Capital Partners, Mr. Murray was a Vice President with the

Middle Market Lending Division of Manufacturers Hanover. Mr. Murray is a member of the Audit Committee. Mr. Murray is a director of several privately held companies.

     Marshall Ragir, age 53, has been a Director of the Company since July, 1995. Since 1991, Mr. Ragir has been President and Chief Executive Officer of Know Business Inc., a venture capital and investment company. Mr. Ragir is a member of the Compensation Committee. Mr. Ragir is a director of several charitable foundations and non-profit agencies.

     Jeffrey C. Rubenstein, age 56, has been a director of the Company since September, 1986. Since 1991, Mr. Rubenstein has been a principal with the law firm of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C., an Illinois professional corporation, which is counsel to the Company. From January, 1989 until June, 1991, Mr. Rubenstein was of counsel to the law firm of Sachnoff & Weaver, Ltd., an Illinois professional corporation, and of which he had been a principal prior to July, 1988. From March, 1988 until January, 1989, Mr. Rubenstein was President of Medical Management of America, Inc., ("MMA"), a management services company for health care providers. Mr. Rubenstein is a member of the Audit Committee and Compensation Committee. Mr. Rubenstein is a director of Miller Building Systems, Inc., Vita Food Products, Inc. and a number of privately held companies.

     Daniel B. Shure, age 40, has been a director of the Company since December, 1994. Since 1988, Mr. Shure has been President and Chief Executive Officer of Strombecker Corporation, an international toy manufacturer and distributor. From 1987 to 1988, he was Vice President of Giftco, Inc., a wholesaler and distributor of non-durable products. From 1986 to 1987, Mr. Shure was Executive Vice President of North American Bear Company, a toy manufacturer. Mr. Shure is a member of the Nominating Committee. He is also a director of a number of privately held companies.

     Joel D. Spungin, age 60, has been director of the Company since September, 1996. Mr. Spungin is managing Partner of DMS Enterprises, L.P., a consulting and management advisory partnership. Mr. Spungin was formerly Chairman and Chief Executive Officer of United Stationers and since 1994, he has been Chairman Emeritus of United Stationers, Inc. From 1981 to 1995, Mr. Spungin was employed by United Stationers, Inc., in various capacities with his final position being Chairman of the Board and Chief Executive Officer. Mr. Spungin is a member of the Compensation Committee. Mr. Spungin is also a director of AAR Corporation and a number of privately held companies.

     James R. Tennant, age 45, joined the Company as Chairman of the Board and Chief Executive Officer in April, 1994. Mr. Tennant was elected a director of the Company in December, 1992, and was a member of the Company's Compensation Committee until April, 1994. From 1982 to 1994, Mr. Tennant was President of Foote, Cone & Belding/Direct, an international marketing services company. Previously, he was employed by Young and Rubicam, an advertising agency, his final position being Executive Vice President. Mr. Tennant is a member of the Nominating Committee.

COMMITTEES AND ATTENDANCE

     The Board of Directors met seven times during the 1997 fiscal year. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served. The Audit Committee, which was comprised of directors Charles R. Campbell, and Jeffrey C. Rubenstein, met twice during the 1997 fiscal year. The Audit Committee oversees the activities of the Company's independent auditors. The Compensation Committee, which was comprised of directors Charles R. Campbell, Marshall Ragir, Daniel B. Shure, and Joel D. Spungin met four times during the 1997 fiscal year. The Compensation Committee reviews and makes recommendations to the Board of Directors with regard to the salaries, incentive compensation and related benefits of corporate officers and other employees. The Company formed a Nominating Committee in 1998.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company are not separately compensated for serving on the Board of Directors or on any board committees. Non-employee directors were paid an annual retainer of $2,500 for the

1997 fiscal year. In addition, they received a fee of $1,750 for each Board of Directors' meeting attended. Non-employee directors who are members of board committees also received $500 for each committee meeting attended.

     Beginning in 1998, all non-employee directors will receive an annual retainer of $7,500, payable in Common Stock. The number of shares to be received by each non-employee director will be based upon the last reported sale price per share of the Common Stock as reported on The NASDAQ National Market(sm) on the first business day of the Company's fiscal year. Non-employee directors will receive a fee of $1,750 for each Board of Directors' meeting attended and $500 for each committee meeting attended. Each non-employee director may elect to receive these fees in cash or in Common Stock by delivering written notice of such election to the Company prior to the beginning of each fiscal year. If a non-employee director elects to receive Common Stock, the number of shares to be received will be based upon the last reported sale price per share of the Common Stock as reported on The NASDAQ National Market(sm) on the first business day of the Company's fiscal year. All of the shares of Common Stock which the non-employee directors are entitled to receive as compensation will be delivered after the end of the fiscal year in which such shares were earned. Additionally, each non-employee director may defer payment of his director's fees (whether payable in cash or shares of Common Stock) until termination of the director's services or the attainment of a certain age. Non-employee directors will also be granted an option to purchase 2,500 shares of Common Stock annually, and new non-employee directors will be granted an option to purchase 5,000 shares of common stock in their first year of service. All of the stock options granted to the non-employee directors will be granted on the first business day of each fiscal year (or date of election to the Board with respect to the new directors) at an exercise price equal to the last reported sale price per share as reported on The NASDAQ National Market(sm) on such date and will become exercisable in equal annual increments over a five year period beginning one year from the date of grant.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ELECTION OF THE NOMINEES SET FORTH HEREIN.

PROPOSAL NO. 2

                   APPROVAL OF THE STAGGERED BOARD AMENDMENT

     The Board of Directors has determined that it would be advisable to amend Article Eighth of the Company's Certificate of Incorporation to create a staggered board of directors, such that each director would be elected to a three-year staggered term. A copy of Article Eighth of the Company's Certificate of Incorporation, as proposed to be amended, is attached to this Proxy Statement as Exhibit A.

STAGGERED BOARD AMENDMENT

     The Board of Directors has approved, subject to stockholder approval at the Meeting, the Staggered Board Amendment. The Company's directors are presently elected annually to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. If the Staggered Board Amendment is approved by the stockholders, directors will be elected for three-year terms, with approximately one-third of such overall directors elected each year; except that at the Meeting, Class I Directors will be elected for a one-year term, Class II Directors will be elected for a two-year term and Class III Directors will be elected for a full three-year term. Thereafter, Class I Directors will be elected for a full three-year term commencing with the 1999 annual meeting of stockholders and Class II Directors will be elected for a full three-year term commencing with the 2000 annual meeting of stockholders. In the event that the stockholders do not approve the Staggered Board Amendment, the directors elected at the Meeting will continue to serve until the next annual meeting.

     If the Staggered Board Amendment is approved by the stockholders, any subsequent action to amend or repeal the Staggered Board Amendment will require the affirmative vote of the holders of 66 2/3% of the outstanding shares of the Company's Common Stock, voting together as a single class, unless such action has been previously approved by a majority vote of the full Board of Directors, in which case the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon will be sufficient to amend or repeal any provision of the Staggered Board Amendment. The Staggered Board Amendment will allow the Board of Directors to fill vacancies on the Board which occur during the year with appointees who will serve for the remainder of the full term of the resigning director's seat.

     Currently, the election of directors is governed by the Company's By-laws, which provides that the Company shall have eight directors. The By-laws also provide that the number of directors may be increased or decreased from time to time by resolution of the Board of Directors. Each director serves until the next annual meeting of stockholders or until his successor has been duly elected and qualified. Because the directors will be directly affected by the proposed Staggered Board Amendment, they may be deemed to have an interest in the outcome of such proposal.

POSSIBLE BENEFITS OF THE STAGGERED BOARD AMENDMENT

     The Board of Directors believes that a staggered system of electing directors would provide important benefits to the Company, including:

     - The staggered Board system helps assure continuity and stability of the Company's business strategies and policies. Because at least two stockholder meetings will generally be required to effect a change in control of the Board, a majority of directors at any given time will have prior experience as directors of the Company. This is particularly important to a growth-oriented organization, such as the Company.

     - In the event of an unfriendly or unsolicited proposal to take-over or restructure the Company, the staggered Board system would give the Company time to negotiate with the sponsor, to consider alternative proposals and to assure that stockholder value is maximized.

POSSIBLE ANTI-TAKEOVER EFFECT OF THE STAGGERED BOARD AMENDMENT

     A staggered Board of Directors may be deemed to have an anti-takeover effect because it may create, under certain circumstances, an impediment which would frustrate persons seeking to effect a takeover or otherwise gain control of the Company. A possible acquiror may not proceed with a tender offer because it would be unable to obtain control of the Company's Board of Directors for a period of at least two years. Generally, approximately one-third of the sitting Board of Directors would be up for election at any annual meeting of the stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The adoption of the Staggered Board Amendment requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date. If the proposed Staggered Board Amendment is approved by the stockholders, it will become effective upon filing and recording of a Certificate of Amendment as required by the Delaware General Corporation Law. If the Staggered Board Amendment is not approved, the terms of the Company's directors will not change. The effect on an abstention or a broker non-vote is the same as that of a vote against the proposal.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE STAGGERED BOARD AMENDMENT.

PROPOSAL NO. 3

                    APPROVAL OF THE EXECUTIVE INCENTIVE PLAN

     The Board of Directors has approved and recommends to the stockholders the approval of the Executive Incentive Plan (the "Executive Incentive Plan" or the "Plan"). The purpose of the Plan is to make available to key employees a portion of total compensation in the form of incentive opportunity, when they discharge their responsibilities in a manner which makes a measurable contribution to the Company's earnings and achieves an improved return on capital employed required to provide these earnings. The full text of the Plan is attached to this Proxy Statement as Exhibit B, to which reference is made for a full statement of its terms and provisions. A summary of the principal features of the Plan follows. Capitalized terms not defined herein have the same meanings as in the Plan.

TERM

     The Plan became effective as of December 27, 1997, subject to stockholder approval, and has no fixed expiration date.

AWARDS

     Under the Plan, participants are eligible to earn incentive awards based on Company performance as measured by annual return on capital employed ("ROCE") goals. Participants are assigned a target incentive award stated as a percent of base salary. The target incentive award, or a greater or lesser amount based upon parameters determined annually by the Compensation Committee, can be earned based on attainment of the ROCE goal determined at the beginning of each fiscal year. Because the Plan became effective in late 1997, the ROCE goal for the 1997 fiscal year was determined using the 1997 budget which was approved by the Board of Directors in early 1997. As soon as practicable following the end of each fiscal year, the participant will be paid 50% of the award earned; the other 50% will be deferred and allocated to an account for the participant. The deferred amount will be converted into "Share Units" (calculated on the basis of the average trading price per share for the final 20 trading days of each fiscal year) each of which will have a value equal to one share of Common Stock of the Company. The value of Share Units in the deferred account will vary with the price of the Company's Common Stock. Beginning three years after initial participation in the ROCE Plan (two years for participation beginning in 1997) and annually thereafter, one-third of the participant's deferred account balance (which will include subsequent year incentive award deferrals) will be distributed to the participant. Of the one-third of the Share Units in the deferred account to be converted into shares of Common Stock and cash and distributed to the participant, it is presently estimated that 70% of the Share Units will be converted into shares of Company Common Stock (on the basis of one share of Common Stock for each Share Unit) and 30% of the Share Units will be converted into cash (each Share Unit will be valued at the average trading price per share for the final 20 trading days of the preceding fiscal year).

ADMINISTRATION

     The Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will determine the target incentive awards and the ROCE goals based on the recommendation of the Company's Chief Executive Officer and also determine the achievement of the ROCE goals and approve the awards and their distribution. The Compensation Committee, on an annual basis, will submit the recommended awards to participants for approval to the Board of Directors. The Committee is authorized to interpret the Plan and to adopt rules relating thereto.

PARTICIPATION

     Participation in the Plan is limited to key officers and employees of the Company and its subsidiaries (currently numbering less than five) who are selected from time to time by the Chief Executive Officer and approved by the Compensation Committee. No award will be paid to a participant who is not a full time employee at the end of the year to which an award applies except the Compensation Committee may recommend payment of an award should a participant die or retire during the year. The Compensation Committee may also recommend a reduced payment with respect to an award to a participant in the event of an involuntary termination, as defined in the Plan, of such participant.

SHARES AVAILABLE FOR AWARDS

     The total number of shares of Common Stock of the Company subject to the Plan may not exceed 150,000 shares, subject to adjustment as provided in the Plan. Generally, any forfeited Share Units will become available for subsequent awards under the Plan.

EFFECT OF CHANGE IN CONTROL

     In the event of a change in control of the Company, as defined in the Plan, each participant will be entitled to a prorated award for the year in which the change in control occurs, and will receive the full amount of any previously deferred awards credited to his or her deferred account. The value of the participant's Share Units, valued as of the last business day before the change in control occurs, will be converted to cash and distributed to the participant.

FEDERAL INCOME TAX CONSEQUENCES

     The grant of an award does not generate taxable income to the participant or an income tax deduction to the Company. Any cash and the fair market value of any Company Common Stock received as payment in respect of a performance award will constitute ordinary income to the participant. The participant's income is subject to income and employment tax withholding. The Company will be entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

NEW PLAN BENEFITS DISCLOSURE

     The number of Share Units and the dollar value of the deferred award granted to James R. Tennant, Chairman and Chief Executive Officer, and James E. Winslow, Executive Vice President and Chief Financial Officer, for the 1997 fiscal year is disclosed under "Compensation of Executive Officers." There were no other key officers or employees selected to participate in the Plan for the 1997 fiscal year. It is not possible to determine the benefits and amounts to be received under the Executive Incentive Plan in future years because participation will be determined annually and all amounts to be received will be based solely on future performance.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE EXECUTIVE INCENTIVE PLAN.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file with the SEC initial reports of beneficial ownership ("Form 3") and reports of changes in ownership of the Company's Common Stock and other equity securities of the Company ("Form 4"). Executive officers, directors, and greater than 10% stockholders of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

     Based solely upon review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 1997 fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, other than as follows: (i) Jeffrey Rubenstein, a director of the Company, reported one transaction in a late Form 4 filing; (ii) James Tennant, an executive officer and a director of the Company, reported one transaction in a late Form 5 filing; and (iii) James Winslow, an executive officer of the Company, reported one transaction in a late Form 5 filing.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid or earned by the Company's Chief Executive Officer and the other executive officer of the Company (collectively, the Named Executive Officers") during each of the Company's last three fiscal years. The Company has named Stephen R. Brian as President and Chief Operating Officer of the Company, effective January 1, 1998, and as such, Mr. Brian's compensation is not required to be reported in the following table.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                    ANNUAL COMPENSATION        AWARD
                                                   ----------------------   ------------
                                                                             SECURITIES     ALL OTHER
                                                                             UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR   SALARY ($)   BONUS ($)    OPTIONS #        ($)(1)
---------------------------                 ----   ----------   ---------    ----------    ------------
James R. Tennant..........................  1997    $288,750    $314,913      250,000        $ 8,775
Chairman of the Board and Chief Executive   1996     250,000     125,000      200,000         13,161
Officer of HPI                              1995     250,000     100,000      350,000          4,243
James E. Winslow..........................  1997     185,785     143,714(2)    20,000          8,775
Executive Vice President, Chief Financial   1996     173,262      60,000       25,000         10,576
Officer and Secretary of HPI                1995     170,000     118,000       60,000          4,141

-------------------------
(1) Reflects amounts contributed by the Company to the Company's Profit Sharing/401(k) Plan and Trust (including elective 401(k) deferrals).

(2) Includes a $50,000 payout pursuant to Mr. Winslow's continued employment by the Company.

LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

     The table below represents the value as of December 27, 1997 of the deferred portion of the awards earned in fiscal 1997 under the Executive Incentive Plan. The awards are to be paid in two annual installments as soon as practicable following the close of fiscal 1999 and fiscal 2000. The number of Share Units awarded for 1997 was determined by dividing the total dollar amount of the deferred award by the average trading price of the Company's Common Stock for the final 20 trading days of the fiscal year. It is presently estimated that 70% of the Share Units will be converted to shares of the Company's Common Stock, and 30% of the Share Units will be converted into cash.

     The value of the deferred award as of December 27, 1997 is determined by multiplying the number of Share Units awarded under the Executive Incentive Plan by the last reported sale price per share of the Company's Common Stock as reported on The NASDAQ National Market(SM) on the last business day in the Company's fiscal year (December 26, 1997, $11.125/share).

               LONG-TERM INCENTIVE PLAN -- AWARDS IN FISCAL 1997

                                            VALUE OF DEFERRED
                                               AWARD AS OF      SHARE UNITS
            NAME OF EXECUTIVE                   12/27/97             #
            -----------------               -----------------   -----------
James R. Tennant..........................      $111,895          10,058
James E. Winslow..........................        44,222           3,975

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information on option exercises in fiscal 1997 by the Named Executive Officers and the value of such officers exercised and unexercised options at December 27, 1997.

                                  SHARES                  NUMBER OF SECURITIES
                                 ACQUIRED                UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN THE
                                    ON       VALUE             OPTIONS AT                 MONEY OPTIONS AT
             NAME                EXERCISE   REALIZED       FISCAL YEAR-END(1)            FISCAL YEAR-END(2)
             ----                --------   --------   ---------------------------   ---------------------------
                                                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                       -----------   -------------   -----------   -------------
James R. Tennant...............    -0-        $-0-       188,335        616,665       $921,048      $1,795,827
James E. Winslow...............    -0-         -0-            34        105,066            234         419,829

-------------------------
(1) Future exercisability is subject to vesting and the optionee remaining employed by the Company.

(2) Value is calculated by subtracting the exercise price from the assumed fair market value of the securities underlying the option at fiscal year-end and multiplying the result by the number of in-the-money options held. There is no guarantee that if and when these options are exercised they will have this value. Fair market value was calculated based on the last reported sale price per share of the Common Stock as reported on The NASDAQ National Market(sm) on the last business day of the Company's fiscal year, December 26, 1997 ($11.125).

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1997 to the Named Executive Officers.

                                        INDIVIDUAL GRANTS
                            -----------------------------------------                POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF       PERCENTAGE                                  ASSUMED ANNUAL RATES OF
                            SECURITIES   OF TOTAL OPTIONS                            STOCK PRICE APPRECIATION FOR
                            UNDERLYING      GRANTED TO      EXERCISE                        OPTION TERM(2)
                             OPTIONS       EMPLOYEES IN       PRICE     EXPIRATION   -----------------------------
           NAME             GRANTED(1)    FISCAL YEAR(3)    ($/SHARE)      DATE           5%              10%
           ----             ----------   ----------------   ---------   ----------        --              ---
James R. Tennant..........   250,000(4)       50.2%          $11.147     06-08-06     $1,330,549      $3,186,896
James E. Winslow..........    20,000           4.0%          $10.375     12-09-07        130,496         330,702

-------------------------
(1) All options (with the exception of options granted to Mr. Tennant) have a ten-year term and become exercisable in equal annual increments over a five-year vesting period beginning one year from the date of grant.

(2) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are based on the requirements of the SEC and do not reflect the Company's estimate of future stock price performance.

(3) The Company granted options representing 497,900 shares in 1997.

(4) The options vest and become exercisable on the first day following the first consecutive 30 day trading period in which the average trading price per share of the Company's Common Stock equals or exceeds certain 30-day average trading price per share targets, or a change in control of the Company as defined in Mr. Tennant's option agreement, or December 8, 2005, whichever occurs first. The targeted per share prices and number of shares which become exercisable are as follows: 83,333 shares at $16.72/share; 83,333 shares at $19.50/share; and 83,334 shares at $21.18/share.

EMPLOYMENT AGREEMENTS

     James R. Tennant is employed as Chairman of the Board and Chief Executive Officer of the Company pursuant to an employment agreement dated as of January 1, 1997. Such employment agreement expires on December 31, 1999, with automatic one year extensions thereafter unless canceled by either party. The employment agreement provides for an annual base salary of $275,000. The Board of Directors increased Mr. Tennant's base salary to $350,000 in November, 1997. Mr. Tennant is also entitled to receive a discretionary bonus, based on the Company's financial performance, as well as to receive incentive bonuses subject to the terms of the Executive Incentive Plan and the Management Incentive Plan. If the Company does not renew Mr. Tennant's employment agreement for any renewal year after December 31, 1999, Mr. Tennant will be entitled to receive a severance payment of $250,000, payable in twelve monthly installments, and may exercise options which have vested prior to such date. If Mr. Tennant's employment is terminated after a change in control of the Company, Mr. Tennant is entitled to receive a $500,000 severance payment and all of his stock options will immediately vest. In the event that the Company is sold for a price of $5.50 per share or more in a stock sale or asset sale and Mr. Tennant is employed by the Company on the closing of any such event, Mr. Tennant will be entitled, at his option, to (i) receive a $1,000,000 payment from the Company or (ii) exercise all stock options he holds as if they were then available and vested. Mr. Tennant's employment agreement provided for the granting of 350,000 options to purchase Common Stock, (100,000 options at $6.00/share; 175,000 options at $7.00/share; and 75,000 at $8.00/share). The
350,000 options vest one-third each year beginning on January 1, 1997, and expire on December 31, 1999. The expiration of these options can be extended for a period of five years if the trading price of the Common Stock exceeds $10.00 per share for the entire month of December, 1999. Mr. Tennant was granted additional stock options for 200,000 shares at a price of $5.00 per share, which vest in equal increments over a three year period. These options may be extended until April 30, 2005, under the same conditions as the other options. The principal terms of Mr. Tennant's employment agreement, including the grant of additional stock options at an exercise price of $5.00 per share, were included in an agreement between the Company and Mr. Tennant dated September 19, 1996. The last reported sale price of the Company's Common Stock on The NASDAQ National Market(sm) on September 19, 1996 was $5.00 per share.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee ("Committee") determines and administers the compensation of the Company's executive officers and key employees. The Committee is comprised entirely of non-employee directors.

COMPENSATION PHILOSOPHY

     At the direction of the Board of Directors and pursuant to the charter of the Committee, the Committee endeavors to ensure that the compensation programs for executive officers and key employees of the Company are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion in the long-term interests of the Company. The Committee actions related to the compensation of the chief executive officer, the chief financial officer and the chief operating officer of the Company are submitted to the full Board of Directors for ratification.

     The Committee believes that the Company's overall financial performance should be an important factor in the total compensation of the Company's executive officers and key employees. At the executive officer and key employee level, the Committee has a policy that a significant portion of the total compensation should consist of variable, performance-based components, such as stock awards and bonuses, which can increase or decrease to reflect changes in corporate and individual performances. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and stockholder value.

     The Committee takes into account various qualitative and quantitative indicators of Company and individual performance in determining the level and composition of compensation for the chief executive officer, other executive officers, and other key employees. While the Committee considers such Company performance measures as net income, earnings per share, return on average stockholders' equity return of capital employed and return on average total assets, the Committee does not apply any specific quantitative formula in making compensation decisions. However, the Executive Incentive Plan and the Management Incentive Plan are based on the specific Company performance measures of return on capital employed and the attainment of certain budgeted goals, respectively. The Committee also appreciates the importance of achievements that may be difficult to quantify and, accordingly, recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to the industry.

     Where possible, the Committee will attempt to evaluate the total compensation of the Company's chief executive officer, other executive officers, and key employees in light of information regarding the compensation practices and corporate financial performance of a peer group consisting of competitive companies of similar asset size. From time to time, the Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

BASE SALARY

     Base salaries for the chief executive officer and other executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer's position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual executive officer's performance. The Committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

PERFORMANCE BASED COMPENSATION

     EXECUTIVE INCENTIVE PLAN. The Executive Incentive Plan, initiated in 1997, applies to the Company's senior executive management. The purpose of the Executive Incentive Plan is to make available to the participants, a portion of their total compensation in the form of an incentive opportunity when they discharge their duties in a manner which makes a measurable contribution to the Company's earnings and achieves an improved return on capital employed ("ROCE"). While the Executive Incentive Plan provides annual incentive opportunity, it also focuses on long-term results. Under the Executive Incentive Plan, participants are eligible to earn incentive awards based on the Company's performance as measured by annual ROCE goals. See "Proposal No. 3 -- Approval of the Executive Incentive Plan" for a more complete description.

     MANAGEMENT INCENTIVE PLAN. The Management Incentive Plan, initiated in 1997, applies to key employees of the Company. Participants are eligible to earn an annual incentive award based on the attainment of pre-approved Company and subsidiary goals. Participants are assigned a target incentive award stated as a percent of their salary, based on a participant's duties and responsibilities. The target incentive award is calculated at the end of the fiscal year based upon the attainment of predetermined goals. The goals consist of (i) earnings performance goals expressed as earnings before interest, taxes, depreciation, amortization, and bonus expense ("EBITDAB"), and (ii) a discretionary performance goal with respect to specific performance objectives established at the beginning of the year.

     STOCK OPTIONS. In approving grants under the 1994 Stock Option Plan, the Committee considers various quantitative and qualitative factors. The number of options previously awarded to and held by executive officers and key employees is reviewed but is only one factor in determining the size of current option grants.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Compensation of the Chief Executive Officer for the 1997 fiscal year was primarily determined pursuant to the terms of Mr. Tennant's employment agreement. The Board of Directors, upon recommendation of the Compensation Committee, increased Mr. Tennant's annual base salary of $275,000, provided under his employment agreement, to $350,000, effective November, 1997. The Board of Directors also granted Mr. Tennant options to purchase 250,000 shares of Common Stock. These options were not required to be granted under the terms of Mr. Tennant's employment agreement. See "Option Grants in the Last Fiscal Year" for a description of the terms of these options. Mr. Tennant also participates in the Executive Incentive Plan as well as the Management Incentive Plan. The Compensation Committee recommended, and the Board of Directors approved, the increase in Mr. Tennant's base salary and grant of additional options to recognize the pivotal role played by Mr. Tennant in increasing stockholder value during fiscal 1997.

                             Compensation Committee
                                 Charles R. Campbell
                                 Daniel B. Shure
                                 Marshall Ragir
                                 Joel Spungin

     The report of the Compensation Committee and the performance graph included in "Company Stock Performance" shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under either the 1933 Act or the 1934 Act (together, the "Acts"), except to the extent that the Company specifically incorporates such report or graph by reference; and further, such report and graph shall not be deemed filed under the Acts.

                           COMPANY STOCK PERFORMANCE

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return on the NASDAQ Market Index and a selected industry index (SIC code 3089 -- Plastics Products N.E.C.). The graph is for a period of five years and assumes $100 was invested on January 1, 1993. Cumulative total return assumes that dividends, if any, were reinvested. The cumulative total return set forth in the graph is not necessarily indicative of future returns.

               Measurement Period                       Home            SIC Code           NASDAQ
             (Fiscal Year Covered)                    Products           Index          Market Index
1992                                                        100.00            100.00            100.00
1993                                                        219.23            127.21            119.95
1994                                                        138.46            125.02            125.94
1995                                                        173.08            151.54            163.35
1996                                                        253.85            195.17            202.99
1997                                                        361.54            239.39            248.30


                                               1/1/93    12/25/93   12/31/94   12/30/95   12/28/96   12/27/97
                                               ------    --------   --------   --------   --------   --------
Home Products................................  $100.00   $219.23    $138.46    $173.08    $253.85    $361.54
SIC Code Index...............................   100.00    127.21     125.02     151.54     195.17     239.39
NASDAQ Market Index..........................   100.00    119.95     125.94     163.35     202.99     248.30

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its principal office and the Selfix manufacturing and distribution facility in Chicago, Illinois from the Ragir Gift Trusts. Marshall Ragir is a director of the Company and is the brother of Judith Ragir and Robert Ragir. The Company made aggregate payments to the Ragir Gift Trusts under the lease of $519,687 during fiscal 1997 and $467,139 during fiscal 1996. Rent payments are subject to adjustment every three years to reflect increases in the Consumer Price Index. The lease expires in July, 2010. The Company believes that the rent paid to the Ragir Gift Trusts under the lease represents fair market value and that the other terms and conditions are commercially reasonable.

     The Company entered into three exclusive patent licensing agreements with Meyer J. Ragir, two in 1971 and one in 1981, relating to patented manufacturing processes used to produce wood insert molded products and the patented design of certain suction lock and shower organizer products, which in each case were developed by Mr. Ragir. The licensing agreements also cover any improvements which Mr. Ragir developed with respect to such patents. The licensing agreements provide for payment of royalties based upon unit sales of licensed products subject to annual minimum royalties in the aggregate amount of $8,500. Pursuant to the licensing agreements, the Company accrued approximately $28,500 for fiscal 1997 payable to Mr. Ragir's estate (the "Meyer J. Ragir Estate") and paid $47,194 to the Meyer J. Ragir Estate for fiscal 1996. Jeffrey C. Rubenstein, a director of the Company, is executor of the Meyer J. Ragir Estate.

     Jeffrey C. Rubenstein, a director of the Company is a principal with the law firm Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C., which serves as general counsel to the Company. The Company made aggregate payments to Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C. during fiscal 1997 in the amount of $730,000. Mr. Rubenstein, as executor of the Meyer J. Ragir Estate, executor of the Norma L. Ragir Estate, a director of the Ragir Foundation, and co-trustee of the Ragir Trusts, exercises either sole or shared voting and investment power with respect to 548,358 shares of the Company's Common Stock, or 6.9% of the outstanding shares of Common Stock as of March 25, 1998. The Company's principal office and the Selfix manufacturing facility in Chicago, Illinois is owned by the Ragir Gift Trust, of which Mr. Rubenstein serves as co-trustee.

     In fiscal 1997, the Company engaged the services of the Everest Group, a management consulting firm to assist it with the preparation of a long term strategic plan. Charles R. Campbell, a director of the Company and a member of the Compensation Committee, was a principal with the Everest Group. The Company made aggregate payments to the Everest Group during fiscal 1997 in the amount of $99,400. Management believes this transaction was conducted on an arm's length basis at competitive prices.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Arthur Andersen LLP, independent public accountants, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiary companies for 1998. Arthur Andersen LLP has served as the Company's independent auditors since 1996. A representative of Arthur Andersen LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to stockholders' questions.

     The Company dismissed Grant Thornton LLP, its independent certified public accountants for the 1995 fiscal year effective April 12, 1996. In connection with the audits of the Company's annual consolidated financial statements for the 1995 fiscal year (the "1995 Audit") and during the interim period prior to the dismissal, there were no disagreements with the former accountants on any matter or accounting principle or practice, financial statement disclosure, or auditing scope or procedure. The former accountant's report included in the 1995 Audit was unqualified. The Company engaged Arthur Andersen LLP as its new independent public accountants effective with the dismissal of it former accountants. During the Company's 1995 fiscal year and during the interim period prior to engagement, there were no consultations with Arthur Andersen LLP with regard to either the application of accounting principles as to any specific transaction, either complete or proposed; the type of audit opinion that would be rendered on the Company's financial statements; or any matter of disagreements with the former accountants. The Company's Board of Directors approved the Audit Committee's recommendation to change accountants.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders has previously been sent to the Company's stockholders or accompanies this Proxy Statement. The Company's Annual Report on Form 10-K for the fifty-two weeks ended December 27, 1997, as filed with the Securities and Exchange Commission, is available without charge to any stockholder upon written request to James E. Winslow, Investor Relations, Home Products International, Inc., 4501 West 47th Street, Chicago, Illinois 60632. Copies of exhibits filed with the Form 10-K will be furnished, if requested, upon payment of the Company's reasonable expenses in furnishing those materials.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's 1999 annual meeting of stockholders must be received by the Company not later than December 14, 1998, at the Company's principal executive offices at 4501 West 47th Street, Chicago, Illinois 60632.

                                 OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

                                          For the Board of Directors,

                                          JAMES R. TENNANT

                                          James R. Tennant
                                          Chairman of the Board

Chicago, Illinois
April 13, 1998

                                                                       EXHIBIT A

                          AMENDMENT TO ARTICLE EIGHTH
                      OF THE CERTIFICATE OF INCORPORATION

     EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

     1. All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation, or any amendment thereof, or by the By-Laws. The By-Laws may be adopted, amended or repealed by the Board of Directors of the Corporation, except as otherwise provided by law, but any by-law made by the Board of Directors is subject to amendment or repeal by the stockholders of the Corporation.

     2. The number of directors of the Corporation shall be as specified in the By-Laws of the Corporation but such number may from time to time be increased or decreased in such manner as prescribed by the By-Laws. In no event shall the number of directors be less than the minimum prescribed by law. Directors need not be stockholders.

     3. The directors shall be classified with respect to the time for which they shall severally hold office into three classes as nearly equal in number as possible. The Class I directors shall be elected to hold office for an initial term expiring at the 1999 annual meeting of stockholders, the Class II directors shall be elected to hold office for an initial term expiring at the 2000 annual meeting of stockholders and the Class III directors shall be elected to hold office for an initial term expiring at the 2001 annual meeting of stockholders, with the members of each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

     4. Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately, as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors applicable thereto, and each director so elected shall not be subject to the provisions of this Article Eighth unless otherwise provided therein.

     5. Notwithstanding any provisions of this Certificate of Incorporation and of the By-Laws, and notwithstanding the fact that a lesser percentage may be specified by the Delaware General Corporation Law, unless such action has been approved by a majority vote of the full Board of Directors, the affirmative vote of 66 2/3 percent of the votes which all holders of the then outstanding shares of capital stock of the Corporation would be entitled to cast thereon, voting together as a single class, shall be required to amend or repeal certain provision of this Article Eighth (Paragraphs 1, 2, 3, 4, and 5) or to adopt any provision inconsistent with the provisions of this Article Eighth (Paragraphs 1, 2, 3, 4, and 5). In the event such action has been previously approved by a majority vote of the full Board of Directors, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon shall be sufficient to amend or repeal these provisions of this Article Eighth (Paragraphs 1, 2, 3, 4, and 5) or adopt any provision inconsistent with these provisions of this Article Eighth (Paragraphs 1, 2, 3, 4, and 5).

     6. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-Laws of the Corporation.

     7. Stockholders of the Corporation shall have no preemptive right to subscribe to any capital stock to be hereafter issued, whether now authorized and unissued or hereafter authorized.

     8. In the absence of fraud, no contract or other transaction between the Corporation and any other corporation and no act of the Corporation, shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or the majority thereof; and any director of the Corporation, who is also a director or officer of any such other corporation, or who is also interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract, act or transaction, and may vote thereat to authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

     9. To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may be hereafter amended, no director of this Corporation shall be liable to this Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

                                                                       EXHIBIT B

                       HOME PRODUCTS INTERNATIONAL, INC.
                            EXECUTIVE INCENTIVE PLAN

PURPOSE

     It is deemed desirable and in the best interests of the Stockholders and Corporation that a portion of total compensation be made available to key employees, in the form of incentive opportunity, when they discharge their responsibilities in a manner which makes a measurable positive contribution to the Corporation's earnings and achieves an improved return on capital employed required to provide those earnings.

CONCEPT

     Participants are eligible to earn incentive awards based on the Company performance with respect to annual return on capital employed (ROCE) goals. Participants are assigned a target incentive award level stated as a percent of base salary. The target incentive award, or a greater or lesser amount based on a preset schedule, will be earned at year-end based on the attainment of a predetermined ROCE goal.

     Following year-end , 50% of the award earned will be paid to the participant in cash; the other 50% will be allocated to an account established for the participant and deferred. The deferred amount will be converted into share units each of which shall have a value equal to one share of Company stock.

     Normally, beginning on the third anniversary of the Plan, one-third (33%) of the participant's deferred account balance (which includes subsequent year incentive award deferrals), will be paid out annually. However, since 1997 is the first year this plan will have been implemented, the period will be for just two years and the vesting will begin on the second anniversary.

ELIGIBILITY

     Eligibility for participation in the Plan will be limited to Officers who, by the nature and scope of their position, are materially responsible for the management, growth, and success of the business.

PARTICIPATION

     Participation in the Plan shall be determined annually and approved by the Compensation Committee of the Board of Directors. Officers approved for participation shall be notified of their selection as soon after approval as practicable. Any Officer, who is approved for entry into the Plan, shall during the first year of participation have an award opportunity for the Plan year equal to a pro-rata portion of the award based on the date of initial participation into the Plan.

PARTIAL PLAN YEAR PARTICIPATION

     The Committee may allow an Officer who becomes eligible during the Plan year to participate in the Plan. In such case, the participant's final award shall be prorated based on the number of full months of participation during the pertinent Plan year.

     A participant whose incentive category level is changed during the Plan year shall receive a bonus based on the number of months spent in each incentive category during the Plan year. The proration shall be determined by multiplying the final award for a full year of participation at each incentive category level by a fraction; the numerator of which shall be twelve (12). The participant's final award shall be the sum of the prorated awards calculated for the time spent at each incentive category level, with consideration to changes in base salary, when appropriate.

PERFORMANCE GOALS

     The Committee shall establish, prior to the beginning of each Plan year, a planned level of ROCE performance at which one hundred percent (100%) of the target incentive award shall be earned. The Committee also shall establish the performance levels above and below this target performance level, including at which level the minimum incentive awards shall be earned. For the purpose of this Plan, ROCE is defined as the percent of pre-tax, pre-EIP bonus income (excluding extraordinary items) plus interest on long-term debt divided by the year's monthly average of the sum of shareholders' equity plus long-term debt and capitalized losses.

ADJUSTMENT OF PERFORMANCE TARGETS

     The Committee reserves the right to adjust the performance objectives (either up or down) during the Plan year if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and unduly influenced the Company's ability to meet them.

FINAL AWARD DETERMINATIONS

     At the end of each Plan year, final awards shall be computed for each participant, subject to change by the Committee. Final award amounts, if below the target incentive award, may be adjusted based on the Committee's assessment of Company performance results.

AWARD VALUES

     Target incentive awards will be established for each participant. Eligible positions will be placed into varying participant categories identified by a defined target incentive award level expressed as a percent of base salary. The participant categories and their respective target incentive awards are shown below:

                             TARGET INCENTIVE AWARD LEVEL
                             ----------------------------
                 PARTICIPANT CATEGORY                     (AS A PERCENT OF BASE SALARY)
                 --------------------                     -----------------------------
Chief Executive Officer...............................                  50%
Chief Operating Officer of Subsidiaries and Chief
  Financial Officer...................................                  30%
Other Key Officers....................................                  20%

DETERMINATION OF TOTAL AWARD

     At the Plan level of performance, each participant's target incentive award will equal:

    Participant's                    Target                       Target
         Base            X         Incentive          =         Incentive
        Salary                    Award Level                     Award

ROCE GOAL

     For goal achievement above or below the planned level of performance, the amount of the total award will increase or decrease above or below the target incentive award opportunity according to parameters determined annually by the
Committee:

VALUE AND TIMING OF CASH PORTION

     The current portion (to be paid in cash), consisting of one-half (50%) of the total award, will be paid to participants as soon as practicable following the end of the Plan year.

VALUE AND TIMING OF DEFERRED PORTION

     The remaining one-half (50%) of the total award will be deferred in the form of Company stock beginning on the third anniversary of the Plan. A bookkeeping account will be established and maintained for each participant, to record the participant's deferred amounts. At the end of the Plan year, each participant's account will be credited with the number of share units represented by the deferred portion, based on the average value of the stock over the last 20 trading days of the Plan year. Each share unit will represent one share of Company stock and the value of the unit will rise and fall in response to market fluctuations. One-third of the deferred portion will be paid out each year beginning with the third anniversary date of the Plan, in the form of cash and Company stock. It is anticipated that 30% of each pay-out will be made in the form of cash to pay for taxes on the compensation to the participant for deferred amount. The remaining 70% will be paid in the form of company stock at a ratio of one share unit to one share of Company stock.

GENERAL PROVISIONS

 1. The Compensation Committee of the Board of Directors shall review the awards for Officers and for other employees eligible to participate in this Plan as recommended by the CEO. The Compensation Committee shall submit to the Board of Directors for approval, the awards for participants recommended in accordance with the provisions of this Plan.

 2. The Committee shall have full power to make the rules and regulations with respect to the determination of achievement of goal and the distribution of awards.

 3. The judgment of the Committee in construing this Plan or any provision thereof, or in making any decision hereunder, shall be final and conclusive and binding upon all employees of the Corporation and its subsidiaries whether or not selected as beneficiaries hereunder, and their heirs, executors, personal representatives and assigns.

 4. Except as expressly provided in point 7 below, nothing herein contained shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the Officers and the Board of Directors or Committees thereof, to change the duties or the character of employment of any employee of the Corporation or to remove the individual from the employment of the Corporation at any time, all of which rights and powers are expressly reserved.

 5. Except as expressly provided in point 7 below, no award will be paid to an individual who is not a regular full time employee in good standing at the end of the Plan year to which the award applies, except an award may be recommended in the event of retirement or death during the year.

 6. Except as expressly provided in point 7 below, the awards made to Officers shall become a liability of the Corporation as of the last day of the Plan year to which they apply, and all payments to be made hereunder will be made as soon as practicable after said awards have been approved.

 7. In the event involuntary termination of a participating Officer occurs prior to the end of the Plan year, he or she may be entitled to payment of a reduced award for the year at the Chairman's discretion. Such award shall be computed as a full or pro-rata final award. Such award shall be paid to such Officer as soon as practicable after said awards have been approved. For purposes of this point 7, "Involuntary termination" shall mean actual or express termination of employment by the Corporation or any of its subsidiaries, provided, however, that in no event shall it include a termination based upon (a) any willful and continued failure to substantially perform assigned duties (other than as a result of incapacity) after demands have been made for such performance, or (b) any willful misconduct which is materially injurious to the Corporation or any of its subsidiaries. As used here, the word "willful" means any act done or omitted to be done not in good faith and without reasonable belief that such action or omission was in the best interest of the Corporation.

 8. In the event of a change in control of the Company, the participant shall be entitled to a prorated award equal to the amount of his target incentive award for the Plan year during which such change in control occurs prorated to reflect the months in the Plan year prior to the effective date of the change in control. Such amount shall be paid in cash to the participant within 10 days after such event takes place.

 9. In the event of a change in control of the Company, the participant shall receive the full amount of any previously deferred amounts credited to his growth account. The share units credited to his growth account shall be converted to cash by multiplying the number of share units in the participant's growth account by the sale price of a share of common stock as reported by NASDAQ or on any national securities exchange on the last business day before such change in control occurs. If the shares of common stock are not then traded in the over-the-counter market or listed in the NASDAQ or on any national securities exchange, the fair market value shall be determined by such means as the Committee shall determine. The share unit component thus converted shall be paid out in a lump sum cash payment. Such lump sum cash payment shall be made within ten (10) business days after the effective date of the change in control. To receive this lump sum payment, each participant must agree to serving up to an additional 90 days after the change of control takes place, if so requested by the acquiring company.

10. Should an acquisition or a divestiture be made during the Plan year, a new ROCE goal will be developed on a timely basis by management and approved by the Board. The year's total award will be pro-rated with the change of control date determining the cut-off point in time.

                                     PROXY

                       HOME PRODUCTS INTERNATIONAL, INC.
                             4501 West 47th Street
                            Chicago, Illinois  60632

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints James R. Tennant and James E. Winslow as Proxies, (jointly and severally), each with the power to appoint his
substitute,   and  hereby  authorizes  them  to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Home
Products International, Inc. held of record by the undersigned on March 25, 1998 at the Annual Meeting of Stockholders to be held on May 20, 1998 or any adjournment thereof.

   In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY, WHEN PROPERLY  EXECUTED, WILL BE VOTED IN  THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER.   IF NO DIRECTION IS MADE, THE SHARES
WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, "FOR" APPROVAL OF THE
AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE FOR A STAGGERED BOARD OF DIRECTORS AND FOR APPROVAL OF THE EXECUTIVE INCENTIVE PLAN.

   The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the related proxy statement.

                          (continued on reverse side)

        Backside of Proxy                                I plan to
                                                       attend meeting
                                                            [ ]

1.   ELECTION OF DIRECTORS.

     FOR all nominees listed below                    WITHHOLD AUTHORITY
     (except as marked to the contrary below)___       to vote for all
                                                      nominees listed below_____

     (Instructions: To withhold authority to vote for any individual nominee, strike a line through a nominee's name in the list below.)

     Charles R. Campbell, Joseph Gantz, Stephen P. Murray, Marshall
     Ragir, Jeffrey C. Rubenstein, Daniel B. Shure, Joel D. Spungin, James R. Tennant.

2. Approval of amendment to the Company's Certificate of Incorporation to provide for a staggered Board of Directors.

     ________ FOR      ________ AGAINST         ________ ABSTAIN

3.   Approval of the Executive Incentive Plan.

     ________ FOR      ________ AGAINST         ________ ABSTAIN

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THESE
PROPOSALS

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                        Dated __________________, 1998

                                        ______________________________
                                        Signature

                                        ______________________________
                                        Signature (if held jointly)

                                        Please  sign  exactly  as  name  appears
                                        hereon.  When shares  are held by  joint
                                        tenants, both should sign.  When signing
                                        as  attorney,  executor,  administrator,
                                        trustee, or guardian,  please give  full
                                        title as such.  If a corporation, please
                                        sign in full corporate name by President
                                        or  other  authorized  officer.    If  a
                                        partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.